UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

TITAN GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

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(2) Aggregate number of securities to which transaction applies:

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TITAN GLOBAL HOLDINGS, INC.
1700 Jay Ell Drive, Suite 200
Richardson, TX 75081

NOTICE OF ACTION BY
WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

This Information Statement is furnished by the Board of Directors of Titan Global Holdings, Inc., a Utah corporation (the “Company”), to holders of record of the Company’s common stock, $.001 par value per share, at the close of business on November 26, 2007, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform the Company’s stockholders of action taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of November 26, 2007. This Information Statement shall be considered the notice required under the Utah Business Corporation Act.

The action taken by the Company’s stockholders will not become effective until at least 20 days after the mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

Date: *, 2007
By order of the Board of Directors:

/s/ David M. Marks
David M. Marks
Chairman

TITAN GLOBAL HOLDINGS, INC.
1700 Jay Ell Drive, Suite 200
Richardson, TX 75081

INFORMATION STATEMENT

Introductory Statement

Titan Global Holdings, Inc. (the “Company”) is a Utah corporation with its principal executive offices located at 1700 Jay Ell Drive, Suite 200, Richardson, TX 75081. The Company’s telephone number is (972) 470-9100. This Information Statement is being sent to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on November 26, 2007, and will not become effective until at least 20 days after the mailing of this Information Statement.

Copies of this Information Statement are being mailed on or before *, 2007 to the holders of record on December 10, 2007 (“Record Date”) of the outstanding shares of the Company’s common stock.

General Information

The following action will be taken pursuant to the written consent of a majority of the holders of the Company’s voting capital stock, dated November 26, 2007, in lieu of a special meeting of the stockholders:

1. The Board of Directors of the Company has been authorized to amend the Company's Articles of Incorporation, as amended, to implement a reverse split of the Company's common stock in the ratio in a range of 1-for 1.5 to 1-for-3.. The ratio at which the reverse stock split will be implemented will be selected by the Company's Board of Directors in its discretion.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2007.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 950,000,000 (Nine Hundred and Fifty Million) shares of common stock, par value $0.001, of which * shares of Common Stock were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated November 26, 2007; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The following shareholders (holding the indicated number of shares) voted in favor of the proposal:

Name	Number of shares
Irrevocable Children's Trust	10,969,522
Farwell Equity Partners, LLC	19,086,747

This Information Statement shall be considered the notice required under the Utah Business Corporation Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 26, 2007 with respect to the beneficial ownership of the outstanding shares of the Company's common stock by (i) each person known by the Company to beneficially own five percent (5%) or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group.

As used in the table below, the term "beneficial ownership" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Title of Class	No. of Shares Beneficially Owned (1)		Percentage of Class Beneficially Owned

David M. Marks	Common	32,597,349	(2)	50.11%
1818 North Farwell Ave.
Milwaukee, WI 53202

Bryan Chance	Common	800,000	(3)	1.23%
c/o Titan Global Holdings, Inc.
1700 Jay Ell Drive, Suite 200
Richardson, Texas 75081

R. Scott Hensell	Common	100,000	(4)	*
c/o Titan Global Holdings, Inc.
1700 Jay Ell Drive, Suite 200
Richardson, Texas 75081

Curtis Okumura	Common	155,000	(5)	*
c/o Titan Global Holdings, Inc.
44358 Old Warm Springs Blvd.
Fremont, CA 94538

Kurt Jensen	Common	502,500	(6)	*
c/o Titan Global Holdings, Inc.
1700 Jay Ell Drive, Suite 200
Richardson, Texas 75081

Stephen S. Kennedy	Common	410,000	(7)	*
c/o Titan Global Holdings, Inc.
44358 Old Warm Springs Blvd.
Fremont, CA 94538

All Officers and Directors as a Group (6 persons)	Common	34,564,849	(8)	53.14%

Irrevocable Children's Trust	Common	10,969,522	(2)	16.86%
1818 North Farwell Avenue
Milwaukee, WI 53202

Farwell Equity Partners, LLP	Common	19,586,747	(2)	30.11%
1818 North Farwell Avenue
Milwaukee, WI 53202

Frank Crivello	Common	12,475,854	(9)	19.18%
c/o Farwell Equity Partners, LLP
1818 North Farwell Avenue
Milwaukee, WI 53202

(1)
Applicable percentage of ownership is based on 49,157,071 shares of common stock outstanding as of August 31, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of August 31, 2007 for each stockholder, as applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 31, 2007 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes (i) 19,586,747 shares registered in the name of Farwell Equity Partners, LLC, of which Mr. Marks is the managing member (ii) 10,969,522 shares held by Irrevocable Children's Trust ("ICT"), (iii) 72,232 shares held by Irrevocable Children's Trust No.2 ("ICT2"); (iv) 123,823 shares held by Phoenix Business Trust ("Phoenix Trust"); (v) 347,579 shares held by Phoenix Investors LLC ("Phoenix Investors"); (vi) 6,667 shares held by Forest Home Partners I, LLC ("Forest Home"); (vii) 1,190,779 shares held by Ohio Investors of Wisconsin ("Ohio Investors"); (viii) 100,000 shares held by Mr. Marks; and (ix) 200,000 shares of common stock issuable to Mr. Marks upon exercise of currently exercisable options. Mr. Marks is a trustee with sole dispositive power over the shares of Common Stock held by ICT, ICT2 and Ohio Investors.

(3)	Includes 500,000 shares held by Mr. Chance and 300,000 shares issuable upon the exercise of currently exercisable options.
(4)	Includes 100,000 shares issuable upon the exercise of currently exercisable options.

(5)	Includes 155,000 shares issuable upon the exercise of currently exercisable options.
(6)	Includes 502,500 shares held by Mr. Jensen.
(7)	Includes 360,000 shares issuable upon the exercise of currently exercisable options and 50,000 shares held by Mr. Kennedy.
(8)
Includes (i) 19,586,747 shares registered in the name of Farwell Equity Partners, LLC, of which Mr. Marks is the managing member (ii) 10,969,522 shares held by Irrevocable Children's Trust ("ICT"), (iii) 72,232 shares held by Irrevocable Children's Trust No.2 ("ICT2"); (iv) 123,823 shares held by Phoenix Business Trust ("Phoenix Trust"); (v) 347,579 shares held by Phoenix Investors LLC ("Phoenix Investors"); (vi) 6,667 shares held by Forest Home Partners I, LLC ("Forest Home"); (vii) 1,190,779 shares held by Ohio Investors of Wisconsin ("Ohio Investors"); (viii) 1,115,000 shares issuable upon the exercise of currently exercisable options by various directors and officers, including 200,000 exercisable shares to Mr. Marks; 300,000 exercisable shares to Mr. Chance; 100,000 exercisable shares to Mr. Hensell; 155,000 exercisable shares to Mr. Okumura; and 360,000 exercisable shares to Mr. Kennedy (ix) 100,000 shares of common stock owned by Mr. Marks (x) 500,000 shares of common stock owned by Mr. Chance; and (xi) 500,000 shares of common stock owned by Mr. Jensen.

(9)	Includes 2,475,854 shares held by Mr. Crivello; and 10,000,000 shares issuable upon exercise of currently exercisable options.

AMENDMENT TO THE ARTICLES OF INCORPORATION

Reverse Stock Split

On November 26, 2007, the stockholders of the Company holding a majority of the outstanding shares of common stock approved an amendment to the Company's Articles of Incorporation, as amended, to effect a reverse split of the Company's outstanding common stock. The Board of Directors has the sole discretion to determine whether or not to effect a reverse stock split and, if so, at a ratio in a range of 1-for 1.5 to 1-for-3.. If the Board of Directors elects to implement the reverse stock split at one of the approved ratios, it is authorized to do so, until October 19, 2008, without any further stockholder action. As a result, the Board of Directors has maximum flexibility to react to the then-current market conditions and, therefore, to act in the best interests of the Company and its stockholders.

The Company is authorized to effect a reverse stock split at a ratio in a range of 1-for 1.5 to 1-for-3, prior to November 26, 2008. As soon as the reverse stock split is effected, no other stock splits may be effected unless the Company again seeks and obtains stockholder approval.

The reverse stock split would be effected by filing an amendment to the Company's Articles of Incorporation. If the Board of Directors elects to implement the reverse split within the range of 1-for 1.5 to 1-for-3, the number of issued and outstanding shares of the Company's common stock would be reduced in accordance with the selected ratio, and the total number of authorized shares of the Company's common stock would NOT be correspondingly reduced. The reverse stock split would become effective upon the filing of the an amendment with the Utah Secretary of State. The Company's Board of Directors may, at its sole discretion, elect not to implement the approved reverse stock split.

Upon filing the amendment to effect a reverse stock split of the outstanding shares of common stock, the Company's Articles of Incorporation will be amended to include the following paragraph:

"Upon effectiveness of a one-for-_____ reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from _______ prior to the reverse split to ___________ following the reverse stock split. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified."

Purpose and Background of the Reverse Stock Split

The Company's primary objective in effecting a reverse stock split is to attempt to increase the per share trading price of its common stock. The Company has submitted an application to have its shares listed on NASDAQ accordingly the Board of Directors has determined that it may be necessary to effect a reverse split to increase the market price of the Company’s stock in order to meet NASDAQ’s minimum bid price of $4. In addition, we believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that the shares of our common stock would have greater liquidity and a stronger investor base. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse stock split is effected, particularly if the price per share of the Company's common stock begins a declining trend after the reverse stock split is effected. The Company cannot be certain that the reverse stock split will achieve any of the desired results, or that the price per share of its common stock immediately following the reverse stock split will increase, or that the increase, if any, will be sustained for any period of time.

The Company is not aware of any present efforts by anyone to accumulate its common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.

Effects of the Reverse Stock Split

The principal effects of the reverse stock split will be to decrease the number of outstanding shares of the Company's common stock. However, the total number of shares of the Company's common stock authorized for issuance will remain at 950,000,000. By decreasing the number of outstanding shares of common stock without altering the aggregate economic interest represented by those shares, the Company believes the market price will be proportionally increased.

Each share of the Company's common stock that is outstanding immediately prior to the reverse stock split will, immediately following the reverse stock split, represent a fraction of a share of the Company's common stock. The ratio selected by the Company's Board of Directors will determine what this fraction is. The total number of shares of common stock held by each stockholder will be recomputed automatically following the reverse stock split. If the total number of shares of the Company's common stock held by a stockholder immediately prior to the reverse stock split is not evenly divisible by the ratio chosen by the Board of Directors, that stockholder will not receive a fractional share but instead will receive a full share of common stock. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the reverse split an additional full share of its common stock.

All outstanding derivative securities entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their securities, a fraction (depending on the selected ratio) of the number of shares of the Company's common stock which such holders may purchase upon exercise of their derivative securities. In addition, commencing on the effective date of the reverse stock split, the exercise price of all outstanding derivative securities will be increased by the ratio.

The proposed amendment to the Company's Articles of Incorporation to effect the reverse stock split will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Company's common stock.

No Dissenters' Rights

Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Utah law in connection with the amendment to the Company’s Articles of Incorporation described in this Information Statement.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

FINANCIAL STATEMENTS

A copy of our Form 10-KSB for the year ended August 31, 2007, without exhibits are being mailed with this proxy statement. Stockholders are referred to the report for financial and other information about us.

We are mailing this Information Statement to shareholders of record as of *, 2007. We will provide a copy of additional copies of the documents set forth above, excluding exhibits, at no charge upon request by writing to Mr. Scott Hensell, Chief Financial Officer, Titan Global Holdings, Inc. 1700 Jay Ell Drive, Suite 200, Richardson, Texas 75081. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents our reasonable cost of furnishing such exhibits.

By Order of the Board of Directors,

Richardson, Texas	/s/ David M. Marks
*, 2007	David M. Marks
Chairman